EXHIBIT 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING LOGISTICS, LP ANNOUNCES LAUNCH OF INITIAL PUBLIC OFFERING

EL PASO, Texas – October 2, 2013—Western Refining Logistics, LP (“WNRL”), a Delaware limited partnership and wholly owned subsidiary of Western Refining, Inc. (“Western”) (NYSE:WNR) announced today the launch of its initial public offering of 12,500,000 common units representing limited partner interests pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”). WNRL will grant the underwriters a 30-day option to purchase from WNRL up to an additional 1,875,000 common units, at the initial public offering price. The common units being offered to the public have been approved for listing on the New York Stock Exchange and will be traded under the symbol “WNRL,” subject to official notice of issuance.

WNRL was formed by Western to own, operate, develop, and acquire terminals, storage tanks, pipelines, and other logistics assets. The common units being offered to the public represent a 27.4% limited partner interest in WNRL, or a 31.5% limited partner interest if the underwriters exercise their option to purchase additional common units in full. Western, through certain of its subsidiaries, will own the remaining limited partner interest and all of the incentive distribution rights in WNRL.

BofA Merrill Lynch and Barclays are acting as lead joint book-running managers and structuring agents for the offering. Goldman, Sachs & Co. and Wells Fargo Securities are acting as joint book-running managers for this offering, and Credit Suisse, Deutsche Bank Securities, UBS Investment Bank, Credit Agricole CIB and SunTrust Robinson Humphrey are acting as co-managers for this offering. This offering of common units will be made only by means of a prospectus. When available, a written prospectus that meets the requirements of Section 10 of the Securities Act of 1933 may be obtained from:

BofA Merrill Lynch

222 Broadway, 7th Floor

New York, NY 10038

Attn: Prospectus Department

Email: dg.prospectus_requests@baml.com

Goldman, Sachs & Co.

Attn: Prospectus Department

200 West Street

New York, NY 10282

Email: prospectus-ny@ny.email.gs.com

Telephone: (866) 471-2526

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Email: Barclaysprospectus@broadridge.com

Toll free: (888) 603-5847

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, NY 10152

Email: cmclientsupport@wellsfargo.com

When available, you may also obtain a copy of the preliminary prospectus free of charge by visiting the SEC’s website at http://www.sec.gov under the registrant’s name, “Western Refining Logistics, LP”.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

About Western Refining Logistics, LP

Headquartered in El Paso, Texas, WNRL is a fee-based, growth oriented Delaware limited partnership recently formed by Western to own, operate, develop, and acquire terminals, storage tanks, pipelines, and other logistics assets.

Forward-Looking Statements

This news release contains “forward-looking statements” which are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to the inability to complete the initial public offering. For a full discussion of these risks and uncertainties, please refer to the “Risk Factors” section of the Registration Statement on Form S-1 initially filed by WNRL on July 25, 2013 and the information included in subsequent amendments and other filings. These forward-looking statements are based on and include our expectations as of the date hereof. Subsequent events and market developments could cause our expectations to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.